Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2007 SECOND QUARTER FINANCIAL RESULTS
     KILGORE, Texas, August 7, 2007 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2007.
     MMLP reported net income for the second quarter of 2007 of $5.9 million, or $0.41 per limited partner unit. This compared to net income for the second quarter of 2006 of $5.2 million, or $0.40 per limited partner unit. Revenues for the second quarter of 2007 were $162.3 million compared to $133.1 million for the second quarter of 2006. Second quarter 2007 net income was negatively impacted by a $0.3 million non-cash mark-to-market adjustment on derivatives. This non-cash adjustment resulted in a reduction to net income of approximately $0.02 per limited partner unit.
     MMLP reported net income for the six months ended June 30, 2007 of $11.7 million, or $0.82 per limited partner unit. This compared to net income for the six months ended June 30, 2006 of $9.5 million, or $0.72 per limited partner unit. Revenues for the six months ended June 30, 2007 were $318.1 million, compared to revenues of $279.9 million for the six months ended June 30, 2006.
     The Company’s distributable cash flow for the second quarter of 2007 was $11.1 million. The Company’s distributable cash flow for the six months ended June 30, 2007 was $23.1 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     MMLP’s second quarter 2007 financial statements are included with this press release. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2007.
          Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “We continue to be pleased with the strength of our diversified business model. As in the previous two quarters, we benefited from strong performances in the majority of our business lines, particularly the Natural Gas Services, Marine Transportation and Fertilizer segments. As a result, we have increased our distributions by approximately 8% year-to-date while growing our distribution coverage ratios. In addition, we are just beginning to realize the benefits from over $70 million of recent investments including our Woodlawn acquisition, our sulfuric acid plant and the Waskom expansion”

Investors’ Conference Call
     An investor’s conference call to review the second quarter results will be held on Wednesday, August 8, 2007, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on August 8, 2007 through 11:59 p.m. Central Time on August 16, 2007. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 250924. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
     During this conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures are provided herein.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor are they presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issuance costs (as reported in Statements of Cash Flows), plus (less) deferred taxes, plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus (less) non-cash mark-to-market on derivatives (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 7, 2007), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows) plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended June 30, 2007, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.3 million, $1.6 million and $2.7 million, respectively. For the six months ended June 30, 2007, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.5 million, $2.7 million and $4.5 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as investments in unconsolidated entities (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 7, 2007). For the quarter ended June 30, 2007, MMLP’s investments in unconsolidated entities and expansion capital expenditures in unconsolidated entities were $1.9 million and $2.0 million, respectively. For the six months ended June 30, 2007, MMLP’s investments in unconsolidated entities and expansion capital expenditures in unconsolidated entities were $5.8 million and $6.1 million, respectively.

Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets
Cash	$324	$3,675
Accounts and other receivables, less allowance for doubtful accounts of $207 and $394	54,204	56,712
Product exchange receivables	2,906	7,076
Inventories	32,799	33,019
Due from affiliates	2,475	1,330
Other current assets	1,331	2,041

Total current assets	94,039	103,853

Property, plant, and equipment, at cost	392,883	323,967
Accumulated depreciation	(86,094)	(76,122)

Property, plant and equipment, net	306,789	247,845

Goodwill	37,405	27,600
Investment in unconsolidated entities	73,185	70,651
Other assets, net	10,617	7,512

	$522,035	$457,461

Liabilities and Partners’ Capital

Current installments of long-term debt	$58	$74
Trade and other accounts payable	63,122	53,450
Product exchange payables	7,336	14,737
Due to affiliates	5,780	10,474
Income taxes payable	461	86
Other accrued liabilities	3,723	3,876

Total current liabilities	80,480	82,697

Long-term debt	180,000	174,021
Deferred income taxes	8,896	—
Other long-term obligations	2,333	2,218

Total liabilities	271,709	258,936

Partners’ capital	250,011	198,403
Accumulated other comprehensive income	315	122

Total partners’ capital	250,326	198,525

Commitments and contingencies	$522,035	$457,461

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Terminalling and storage	$7,037	$5,592	$13,988	$11,348
Marine transportation	15,154	10,909	29,038	20,221
Product sales:
Natural gas services	105,321	84,058	207,109	185,982
Sulfur	16,912	17,624	32,083	33,013
Fertilizer	13,441	12,071	27,650	24,096
Terminalling and storage	4,449	2,798	8,242	5,214

	140,123	116,551	275,084	248,305

Total revenues	162,314	133,052	318,110	279,874

Costs and expenses:
Cost of products sold:
Natural gas services	100,939	81,517	197,711	179,600
Sulfur	11,694	11,701	22,031	22,172
Fertilizer	10,722	10,402	22,186	21,402
Terminalling and storage	3,917	2,317	6,932	4,316

	127,272	105,937	248,860	227,490

Expenses:
Operating expenses	20,663	14,381	39,656	28,281
Selling, general and administrative	2,744	2,605	5,465	4,991
Depreciation and amortization	5,468	4,255	10,362	8,207

Total costs and expenses	156,147	127,178	304,343	268,969

Other operating income	—	—	—	853

Operating income	6,167	5,874	13,767	11,758

Other income (expense):
Equity in earnings of unconsolidated entities	2,418	2,310	4,468	4,722
Interest expense	(2,739)	(3,018)	(6,316)	(6,036)
Debt prepayment premium	—	—	—	(1,160)
Other, net	72	82	151	251

Total other income (expense)	(249)	(626)	(1,697)	(2,223)

Net income before taxes	$5,918	$5,248	$12,070	$9,535
Income taxes	(9)	—	340	—

Net income	$5,927	$5,248	$11,730	$9,535

General partner’s interest in net income	$354	$237	$629	$483
Limited partners’ interest in net income	$5,573	$5,011	$11,101	$9,052

Net income per limited partner unit — basic and diluted	$0.41	$0.40	$0.82	$0.72

Weighted average limited partner units — basic	13,638,101	12,682,342	13,478,271	12,491,734
Weighted average limited partner units — diluted	13,642,950	12,685,002	13,483,246	12,494,428

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
						Accumulated
						Other
					General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances – January 1, 2006	5,829,652	$100,206	3,402,690	$(5,642)	$1,001	$—	$95,565

Net Income	—	6,651	—	2,401	483	—	9,535

Follow-on public offering	3,450,000	95,273	—	—	—	—	95,273

General partner contribution	—	—	—	—	2,052	—	2,052

Unit-based compensation	3,000	9	—	—	—	—	9

Cash distributions	—	(11,325)	—	(4,150)	(554)	—	(16,029)

Change in other comprehensive income	—	—	—	—	—	481	481

Balances – June 30, 2006	9,282,652	$190,814	3,402,690	$(7,391)	$2,982	$481	$186,886

Balances – January 1, 2007	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525

Net Income	—	9,254	—	1,847	629	—	11,730

Follow-on public offering	1,380,000	55,934	—	—	—	—	55,934

General partner contribution	—	—	—	—	1,192	—	1,192

Unit-based compensation	3,000	26	—	—	—	—	26

Cash distributions	—	(13,361)	—	(3,216)	(697)	—	(17,274)

Change in other comprehensive income	—	—	—	—	—	193	193

Balances – June 30, 2007	11,986,808	$253,240	2,552,018	$(7,606)	$4,377	$315	$250,326

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$11,730	$9,535

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,362	8,207
Amortization of deferred debt issuance costs	540	500
Deferred taxes	(68)	—
Gain on involuntary conversion of property, plant and equipment	—	(853)
Equity in earnings of unconsolidated entities	(4,468)	(4,722)
Distributions from unconsolidated entities	486	383
Distributions in-kind from equity investments	4,541	3,915
Non-cash mark-to-market on derivatives	854	638
Other	26	57
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	6,769	20,500
Product exchange receivables	4,170	(4,178)
Inventories	702	(1,607)
Due from affiliates	(1,145)	(11)
Other current assets	148	(169)
Trade and other accounts payable	6,059	(21,016)
Product exchange payables	(7,401)	3,546
Due to affiliates	(4,694)	3,344
Income taxes payable	277	—
Other accrued liabilities	(892)	(7,036)
Change in other non-current assets and liabilities	(47)	(109)

Net cash provided by operating activities	28,043	10,924

Cash flows from investing activities:
Payments for property, plant and equipment	(36,772)	(37,753)
Acquisitions, net of cash acquired	(37,344)	(7,451)
Proceeds from sale of property, plant and equipment	—	770
Insurance proceeds from involuntary conversion of property, plant and equipment	—	2,541
Return of investments from unconsolidated entities	2,684	304
Investments in unconsolidated entities	(5,777)	(1,336)

Net cash used in investing activities	(77,209)	(42,925)

Cash flows from financing activities:
Payments of long-term debt	(97,287)	(86,304)
Proceeds from long-term debt	103,250	35,000
Payments of debt issuance costs	—	(319)
Net proceeds from follow on public offering	55,934	95,273
General partner contribution	1,192	2,052
Cash distributions paid	(17,274)	(16,029)

Net cash provided by financing activities	45,815	29,673

Net decrease in cash	(3,351)	(2,328)
Cash at beginning of period	3,675	6,465

Cash at end of period	$324	$4,137

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Unaudited Non-GAAP Financial Measure)
(Dollars in thousands)

	Three Months Ended	Six Months Ended
	June 30	June 30
	2007	2007
Net income	$5,927	$11,730
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	5,468	10,362
Amortization of deferred debt issuance costs	270	540
Deferred taxes	(68)	(68)
Distribution equivalents from unconsolidated entities [1]	4,533	7,711
Invested cash in unconsolidated entities [2]	65	287
Equity in earnings of unconsolidated entities	(2,418)	(4,468)
Non-cash mark-to-market on derivatives	261	854
Maintenance capital expenditures [3]	(2,910)	(3,842)
Unit-based compensation	15	26

Distributable cash flow	$11,143	$23,132

	Three Months Ended	Six Months Ended
	June 30	June 30
	2007	2007
[1]Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$286	$486
Return of investments from unconsolidated entities	1,559	2,684
Distributions in-kind from equity investments	2,688	4,541

Distribution equivalents from unconsolidated entities	$4,533	$7,711

[2]Invested cash in unconsolidated entities:
Investments in unconsolidated entities	$(1,894)	$(5,777)
Expansion capital expenditures in unconsolidated entities	1,959	6,064

Invested cash in unconsolidated entities	$65	$287

[3] Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.